UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2011

MPG OFFICE TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-31717	04-3692625
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

355 South Grand Avenue, Suite 3300 Los Angeles, California		90071
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code) 213-626-3300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

	Item 1.01	Entry into a Material Definitive Agreement.	3
	Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	3
	Item 7.01	Regulation FD Disclosure.	3
	Item 9.01	Financial Statements and Exhibits.	5
Signatures			6

Exhibit 99.1	Second Amended and Restated Employment Agreement, effective as of October 11, 2011, between MPG Office Trust, Inc., MPG Office, L.P. and Shant Koumriqian
Exhibit 99.2	Press release dated October 14, 2011

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On October 11, 2011, MPG Office Trust, Inc. and MPG Office, L.P. (together, the “Company”) entered into a Second Amended and Restated Employment Agreement with Shant Koumriqian, the Company’s Executive Vice President, Chief Financial Officer. A copy of the agreement is filed as Exhibit 99.1 to this report.

Under the terms of this agreement, Mr. Koumriqian’s annual base salary will remain $375,000 per year, and his target annual bonus will be $250,000. Mr. Koumriqian’s actual bonus will be determined by the Company’s Compensation Committee based on the attainment of performance metrics and individual objectives. Mr. Koumriqian must be employed by the Company through January 31, 2012 in order to be paid an annual bonus related to his performance during fiscal year 2011. Mr. Koumriqian will remain as Executive Vice President, Chief Financial Officer (or at the Company’s option, Executive Vice President) through the employment term. Pursuant to the agreement, Mr. Koumriqian’s employment with the Company will automatically terminate on March 31, 2012, unless terminated earlier by either the Company or Mr. Koumriqian, subject to the terms of the agreement.

Pursuant to the agreement, Mr. Koumriqian is not eligible to receive any future equity-based or long-term incentive awards from the Company and his outstanding stock options, restricted stock and restricted stock units will continue to vest per the terms of the applicable award agreements until March 31, 2012 or his termination date, whichever is earlier. All unvested awards will be forfeited upon termination.

If Mr. Koumriqian remains employed with the Company through March 31, 2012, subject to his execution and a non-revocation of a general release of claims, Mr. Koumriqian will be paid a pro-rated annual bonus of $62,500, representing a pro rata bonus for the first quarter of 2012 (based on his target annual bonus) and will be reimbursed for premiums for health insurance coverage from April 1, 2012 through December 31, 2012, unless he becomes eligible to receive health insurance coverage from a subsequent employer during that period. Additionally, the Company will pay for reasonable outplacement services for Mr. Koumriqian until December 31, 2012, or the date on which he is employed by a subsequent employer (if earlier).

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 11, 2011, Shant Koumriqian, the Company’s principal financial and accounting officer, entered into a Second Amended and Restated Employment Agreement with the Company. Under the terms of this agreement, Mr. Koumriqian’s employment as the Company’s Executive Vice President, Chief Executive Officer will terminate on March 31, 2012, unless terminated earlier by either the Company or Mr. Koumriqian, subject to the terms of the agreement.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

On October 14, 2011, the Company issued a press release announcing that Shant Koumriqian’s employment as the Company’s Executive Vice President, Chief Executive Officer will terminate on March 31, 2012, unless terminated earlier by either the Company or Mr. Koumriqian. A copy of the press release is furnished herewith as Exhibit 99.2.

The information being furnished pursuant to Item 7.01 shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired: None.

(b)	Pro forma financial information: None.

(c)	Shell company transactions: None.

(d)	Exhibits:

The following exhibits are either filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1*	Second Amended and Restated Employment Agreement, effective as of October 11, 2011, between MPG Office Trust, Inc., MPG Office, L.P. and Shant Koumriqian

99.2**	Press release dated October 14, 2011

*	Filed herewith.
**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPG OFFICE TRUST, INC. Registrant

/s/ JONATHAN L. ABRAMS
Jonathan L. Abrams Senior Vice President, General Counsel and Secretary

Dated: As of October 14, 2011